UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 22, 2008

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA (State or Other Jurisdiction of Incorporation)	001-33245 (Commission File Number)	04-3850065 (I.R.S. Employer Identification No.)
10375 Professional Circle Reno, Nevada (Address of Principal Executive Offices)		89521 (Zip Code)
Registrant's telephone number including area code: (888) 682-6671
No Change Since Last Report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.02.  Termination of a Material Definitive Agreement.

On December 22, 2008, Employers Holdings, Inc. (the "Company") and Regions Bank mutually terminated (i) the Restated Loan and Security Agreement, dated May 23, 2008, between AmCOMP Incorporated and Regions Bank (the "Loan Agreement") and (ii) the Loan and Security Agreement, dated May 23, 2008, between AmCOMP Incorporated and Regions Bank (the "Credit Facility").  These agreements were originally entered into by AmCOMP Incorporated, which was acquired by the Company on October 31, 2008.  In connection with the termination of the Loan Agreement, the Company repaid all amounts outstanding under the Loan Agreement, which amount totaled approximately $3.0 million.  No amounts were outstanding under the Credit Facility.  There were no penalties associated with the termination of either the Loan Agreement or the Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief
Legal Officer and General Counsel

Dated:    December 24, 2008